Exhibit 10.2

K e n n e t h I. D e n o s, P. C.

11650 South State Street, Suite 240

Draper, Utah 84020

(801) 816-2511

Fax: (801) 816-2599

kdenos@denoslaw.com

August 1, 2016

VIA EMAIL

Ms. Deborah Thomas- CEO

CROE, Inc.

Re: Engagement as Special Counsel

Dear Deborah:

Thank you for selecting Kenneth I. Denos, P.C., a Utah professional corporation (“KIDPC”), to represent to represent CROE, Inc. (the "Company") in respect of various commercial matters (hereafter, collectively, the “Engagement”). The purpose of this letter is to set forth the terms of the Engagement. Please review this letter carefully and, if it meets with your approval, please sign the enclosed copy of this letter and return it to me at the above address.

1.	Services and Scope of Engagement.

KIDPC's Engagement is for general corporate governance and transactional matters, and is limited to the following:

1.1	Drafting of a Registration Statement on Form S-1 (the “Registration Statement”);

1.2	Drafting of Contracts, Opinions, Resolutions and Other Corporate Governance Documents Related to the Registration Statement;

1.3	Preparing and Facilitating PPM, Form D, and Blue Sky Filings;

1.4	Assisting the Company with State and Federal Securities Law Compliance;

1.5	Miscellaneous Other Tasks Directly Related to the Registration Statement as Directed.

KIDPC's acceptance of this Engagement does not involve an undertaking to represent your interests in any other matter.

2.	Fees for Professional Services. The Company agrees, to pay the following fees:

1.1	An Initial Fee of Fifteen Thousand (15,000) Shares of Common Stock of the Company; and

Ms. Deborah Thomas

1.2	$350.00 per hour;

1.3	Costs and expenses as approved by the Company.

3.	Term

This Engagement is from August 1, 2016 until the latter of October 31, 2016, or the Registration Statement being declared effective by the Securities and Exchange Commission (the "Term").

4.	Costs

(a)	Certain Out-of-Pocket Costs.

The Company will be required to reimburse KIDPC for any out-of-pocket costs incurred in connection with the Engagement. Examples of such expenses will include, express mail and courier charges, other filing fees, recording fees, consultant fees, and other postage charges.

(b)	Other Firm Services

Typically, KIDPC charges its clients not only for legal services rendered, but also for other ancillary services provided. Examples include charges for long distance telephone calls, in-house messenger deliveries, computerized research services, and the use of our facsimile and photocopy machines. While our charges for these services are measured by use, they do not, in all instances, reflect our actual out-of-pocket costs. For some of these items, the true cost of providing the service is difficult to establish. While we are constantly striving to maintain these charges at rates which are lower than those maintained by others in our markets, in some instances, the amounts charged exceed the actual costs to KIDPC.

5.	Termination & Withdrawal

(a)	Termination.

The Company may terminate KIDPC’s representation at any time by notifying the undersigned. The Company’s termination of our services will not affect its responsibility for the payment of fees incurred in connection with the Engagement as set forth herein. If such termination occurs, the Company’s papers and property, will be returned to the Company promptly upon receipt of payment for outstanding fees and costs. Our own files, including lawyer work product, pertaining to the matter will be retained.

(b)	Withdrawal

We may withdraw from representation if the Company fails to fulfill the obligations under this Engagement, or as permitted or required under any applicable law, standard of professional conduct or rule of court, or upon our reasonable notice to the Company.

Ms. Deborah Thomas

6.	Arbitration

Although we do not expect that any dispute between us will arise, in the event of any dispute under this Engagement, including a dispute regarding the amount of fees, the quality of our services, or the payment of fees hereunder, such dispute shall be determined by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Any such Arbitration shall be held in Salt Lake City, Utah. The arbitrator shall have the discretion to order that the costs of arbitration, including fees, other costs and reasonable attorney's fees shall be borne by the losing party. By agreeing to this provision, the Company and KIDPC waive the right to a trial by jury or to a judge. The Company may wish to seek the advice of independent counsel of its choosing before agreeing to this provision.

Once again, thank you for selecting Kenneth I. Denos, P.C. to represent the Company in this matter. Please call me if you have any questions.

Very truly yours,

KENNETH I. DENOS, P.C.

/s/ Kenneth I. Denos

Kenneth I. Denos

President

Agreed and accepted:

CROE, INC.

/s/ Deborah Thomas

Deborah Thomas - CEO